SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

MERCURY AIR GROUP, INC.

(Name of Registrant as Specified In Its Charter)

XXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERCURY AIR GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 7, 2001

To the Shareholders of Mercury Air Group, Inc.:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of the Shareholders (the “Meeting”) of Mercury Air Group, Inc. (“Mercury” or the “Company”) will be held on November 7, 2001 at 9:00 a.m. Pacific Standard Time at the principal office of the Company located at 5456 McConnell Avenue, Los Angeles, California 90066, for the following purposes:

1.	To elect 5 directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	To consider and vote upon a proposal to adopt the Company’s 2001 Stock Incentive Plan (the “2001 Stock Incentive Plan”) pursuant to which 1,000,000 shares of common stock, $.01 par value (“Common Stock”), of the Company will be reserved for issuance pursuant to options to be granted to directors, officers, employees and consultants under such plan.

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only holders of record of the Company’s Common Stock at the close of business on October 4, 2001 which has been fixed as the record date for the Meeting, shall be entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

     Shareholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign, date and return the enclosed proxy to ensure that your shares are represented at the Meeting. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

Wayne J. Lovett Secretary

Los Angeles, California
October 8, 2001

VOTING SECURITIES
PROPOSAL 1 — ELECTION OF DIRECTORS
PRINCIPAL SHAREHOLDERS
EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN THE LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES (1)
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL NO. 2 APPROVAL OF THE 2001 STOCK INCENTIVE PLAN
SECTION 16 DISCLOSURE
INFORMATION RELATING TO INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT ON FORM 10-K
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
MERCURY AIR GROUP, INC. STOCK INCENTIVE PLAN

MERCURY AIR GROUP, INC.
5456 McConnell Avenue
Los Angeles, California 90066

PROXY STATEMENT

Annual Meeting of Shareholders

November 7, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mercury Air Group, Inc., a Delaware corporation (“Mercury” or the “Company”), to be voted at the Annual Meeting of Shareholders of the Company (the “Meeting”) which will be held on November 7, 2001 at 9:00 a.m. Pacific Standard Time at the principal offices of the Company located at 5456 McConnell Avenue, Los Angeles, California 90066, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders. Copies of solicitation material will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward proxy materials to such beneficial owners. The Company may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

     Proxies duly executed and received in time for the Meeting will be voted at the Meeting in accordance with the instructions on the proxies. Unless previously revoked or unless other instructions are on the proxy, proxies will be voted at the Meeting: (a) for the five director nominees named herein; (b) for the Company’s 2001 Stock Incentive Plan; and (c) as determined by the persons holding the proxies with regard to all other matters which come before the Meeting.

     The approximate date on which this Proxy Statement and accompanying proxy will first be sent or given to shareholders is October 8, 2001.

VOTING SECURITIES

     At the record date for the Meeting, the close of business on October 4, 2001 (the “Record Date”), the Company had outstanding 6,576,680 shares of common stock, par value $0.01 (“Common Stock”). Each shareholder is entitled to one vote for every share of Common Stock standing in his name as of the Record Date. A shareholder who has given a proxy may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company a written notice of revocation, by executing and delivering a subsequent proxy bearing a later date, or by attending the Meeting and voting in person. The presence at the Meeting or any adjournments or postponements thereof, in person or by proxy, of the holders of record of one-third of the shares of Common Stock will constitute a quorum for the transaction of business. Shareholders who either (a) specifically abstained from voting on one or more matters by so marking their ballot or proxy card (abstentions) or (b) are nominees holding shares for beneficial owners who, although they may have voted on certain matters at the Meeting pursuant to discretionary authority or instructions from the beneficial owners, have not voted on the specific matter in question because they have not received instructions from the beneficial owners with respect to such matter and they do not have discretionary authority with respect thereto (broker non-votes) will be considered as present at the Meeting for purposes of determining whether a quorum exists with respect to all matters considered at the Meeting. Messrs. Czyzyk, Kopko and Dr. Fagan, as partners of CFK Partners, which is the beneficial owner of 30.8% of the Company’s outstanding stock, have agreed to vote for such individuals as directors, and have indicated that they intend to vote for the other two director nominees named herein and are in favor of the 2001 Stock Option Plan.

PROPOSAL 1 — ELECTION OF DIRECTORS

     The Board of Directors has nominated five individuals for election to the Company’s Board of Directors. The solicited proxies may be voted to fill only the five vacancies on the Board of Directors for which nominees are named in this Proxy Statement. Each director elected will hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until the director’s earlier death, resignation or removal. All of the nominees are currently directors of the Company previously elected by the shareholders except for Gary J. Feracota.

     Unless otherwise indicated thereon, all proxies received will be voted in favor of the election of the indicated five nominees of the Board of Directors named below as directors of the Company. Should any of the nominees not remain a candidate for election on the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereunder may be voted for substitute nominees selected by the Board of Directors. Directors shall be elected by a plurality of the votes cast by the Common Stock at the Meeting.

Information Regarding Nominees

     Listed below are the persons who have been nominated to serve as directors for the ensuing year, together with their ages and all Company positions held by them.

Name	Age	Positions

Philip J. Fagan, Jr., M.D.	57	Chairman of the Board
Joseph A. Czyzyk	54	President, Chief Executive Officer and Director
Frederick H. Kopko, Jr.	46	Director
Harold T. Bowling	66	Director
Gary J. Feracota	41	Director

     Philip J. Fagan, Jr., M.D. has been Chairman of the Board of Directors in a non-executive capacity since July 2000 and served as a director of Mercury from September 1989 to June 2000. Dr. Fagan has been the Chief Executive Officer and President of the Emergency Department Physicians Medical Group, Inc. since its inception in 1978. Dr. Fagan has also been President of Fagan Emergency Room Medical Group since its inception in 1989. Both companies are currently located in Burbank, California. Dr. Fagan received a B.S. in Chemistry from Notre Dame and an M.D. from Tulane University of Medicine.

     Joseph A. Czyzyk has been President and a Director of Mercury since November 1994 and has served as Chief Executive Officer since December 1998. Mr. Czyzyk also served as President of Mercury Service, Inc., a discontinued division of Mercury which sold aviation fuel and provided refueling services for commercial aircrafts, from August 1985 until August 1988, and President of Mercury Air Cargo, Inc. (“Mercury Air Cargo”) from August 1988 until August 1997. Mr. Czyzyk served as an Executive Vice President of Mercury from November 1990 through November 1994. Mr. Czyzyk received a B.S. in Civil Engineering from California State University of Los Angeles and served in the U.S. Navy. Pursuant to his employment agreement, the Board of Directors will continue to nominate Mr. Czyzyk as a candidate for election to the Board of Directors while Mr. Czyzyk remains employed by Mercury. See “Employment Agreements.”

     Frederick H. Kopko, Jr. has been a director of Mercury since October 1992. Mr. Kopko has been a partner in the law firm of McBreen & Kopko since January 1990. Mr. Kopko presently serves on the board of directors of Butler International, Inc. and Sonic Foundry, Inc. He was admitted to practice law in the State of Illinois in 1980. He attended the University of Connecticut, receiving a Bachelor of Arts degree in economics, magna cum laude, in 1977. He, thereafter, received his Juris Doctorate degree from the University of Notre Dame in 1980. Mr. Kopko attended the University of Chicago and obtained his Masters of Business Administration with High Honors.

     Harold T. Bowling has been a director of Mercury since August 2000. Mr. Bowling retired from Lockheed Martin in February 1997 after 43 years. He was President of Lockheed Aircraft Service Company and Lockheed Martin Aeronautics International from 1986 to 1997. Prior to that assignment, he served as Vice President of Corporate Development from 1983 to 1986. Mr. Bowling presently serves on the board of directors of Pemco Aviation Group, Inc. Mr. Bowling received a B.S. in Aeronautical Engineering from Georgia Tech and a M.B.A. from Georgia State University. He was elected to the Academy of Distinguished Engineering Alumni at Georgia Tech.

     Gary J. Feracota is President and Chief Executive Officer of Anlon Systems. From September 1997 to June 2001, he was a Partner at Deloitte Consulting. Mr. Feracota was an Associate Partner at Andersen Consulting, where he served as a management consultant from September 1988 to September 1997. He served as Director of Marketing for Seier Technologies from May 1985 to September 1988 and as a Member of the Technical Staff for Texas Instruments from July 1982 to August 1985. Mr. Feracota received a B.S. in Energy Technology and Physics from Northern Illinois University and a M.B.A. from the University of Chicago.

     There were six regular scheduled meetings and two telephonic meetings of the Board of Directors of the Company held during fiscal 2001, the period from July 1, 2000 through June 30, 2001.

     The Company has a standing audit committee. On June 1, 2000, the Company adopted a written charter for the Audit Committee ( the “Audit Committee Charter “). The Audit Committee Charter was filed as Appendix “D” to the Company’s Proxy Statement in November 3, 2000. Information regarding the functions performed by the committee, its membership, and the number of meetings held during the year, is set forth in the “Report of the Audit Committee” included in this annual proxy statement.

     The Compensation Committee makes all decisions regarding cash and non-cash compensation (excluding standard employee benefits) paid or given to executive officers of the Company; negotiates and approves all employment agreements with executive officers; and negotiates and approves all transactions between the Company and its executive officers (whether or not the primary purpose of such transactions are compensatory). During fiscal 2001, the Compensation Committee consisted of Messrs. Bowling, Kopko, and List and met three times. The Compensation Committee currently consists of Messrs. Bowling and Kopko.

     On April 23, 1998, the Board of Directors created the Stock Option Committee, a special subcommittee of the Compensation Committee. The Stock Option Committee administers the Company’s non-cash employee incentive plans, including stock purchase and stock option grants. During fiscal 2001, the Stock Option Committee consisted of Messrs. Bowling, List and Kopko and met two times. The Stock Option Committee currently consists of Messrs. Bowling and Kopko.

     On August 22, 2000, the Board of Directors created a Board Nominating Committee. The Board Nominating Committee considers future nominees for the Corporation’s Board of Directors. The Board Nominating Committee consists of Messrs. Czyzyk, Kopko, and Dr. Fagan.

     During fiscal 2001, each member of the Board of Directors attended at least 75% of the Board meetings and committee meetings for the committees on which he served.

     In order to be elected, a nominee must receive the vote of a plurality of the votes cast by the Common Stock at the Meeting. Shares may be voted for or withheld from each nominee. Shares that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the shares voted for directors at a meeting at which a quorum is present.

     The Mercury Board of Directors unanimously recommends that the holders of Common Stock vote for the election of all nominees.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of October 4, 2001, with respect to the ownership of the Company’s Common Stock by: (a) each director of the Company; (b) each officer named in the Summary Compensation Table; (c) the directors and executive officers of the Company, as a group; and (d) all persons known to the Company to be the beneficial owners of more than five percent (5%) of its outstanding Common Stock. As of October 4, 2001, there were 6,576,680 shares of Common Stock outstanding.

     The stock ownership information includes current shareholdings and shares with respect to which the named individual has the right to acquire beneficial ownership under options exercisable or other securities convertible within 60 days.

Name and Address (1)	Shares of Common		Percent

Joseph A. Czyzyk	2,023,921	(2)	30.8%
Randolph E. Ajer	190,125	(3)	2.9%
William L. Silva	189,062	(4)	2.9%
Wayne J. Lovett	20,400	(5)	*
John Enticknap	22,500	(6)	*
Robert L. List
511 17th Street Golden, CO 80401	60,593	(7)	*
Philip J. Fagan, Jr., M.D.
1130 West Olive Avenue Burbank, CA 91506	2,023,921	(8)	30.8%
Frederick H. Kopko, Jr.
20 North Wacker Drive, Suite 2520 Chicago, IL 60606	2,083,921	(9)	31.7%
Harold T. Bowling
3335 Dona Rosa Drive Studio City, CA 91604	10,000	(10)	*
CFK Partners	2,023,921	(11)	30.8%
FMR Corp.
82 Devonshire Street Boston, Massachusetts 02109	400,040	(12)	6.1%
J. H. Whitney Mezzanine Fund, L.L.P.
177 Broad Street Stamford, CT 06901	503,126	(13)	7.6%
All directors and executive officers as a group (9 persons)	2,576,601	(14)	39.2%

*	Less than one percent.

(1)  Unless otherwise indicated in the table, the address for each of the individuals named in the table is 5456 McConnell Avenue, Los Angeles, California 90066.

(2)  Mr. Czyzyk owns 538,391 shares including 31,460 shares issuable upon exercise of options exercisable within 60 days from the date hereof, 764 shares held by Mr. Czyzyk, as custodian for his children and 4,262 shares held by Mr. Czyzyk’s wife as custodian for their children, as to which Mr. Czyzyk disclaims beneficial ownership. CFK Partners holds a proxy to vote all shares owned by Mr. Czyzyk. See “Change in Control”. Also includes shares held by CFK Partners (see note 11 below).

(3)  Includes 23,750 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(4)  Includes 37,812 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(5)  Includes 20,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof and 400 shares held by Mr. Lovett and his wife.

(6)  Consists of 22,500 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(7)  Includes 60,250 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(8)  Dr. Fagan owns 91,000 shares and an additional 146,125 shares consisting of shares issuable upon exercise of options exercisable within 60 days from the date hereof. CFK Partners holds a proxy to vote all shares owned by Dr. Fagan. See “Change in Control”. Also includes shares held by CFK Partners (see note 11 below).

(9)  Mr. Kopko owns 167,625 shares issuable upon exercise of options exercisable within 60 days from the date hereof. See “Change in Control”. Also includes shares held by CFK Partners (see note 11 below).

(10)  Consists of 10,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(11)  Consists of (i) 1,140,780 Shares beneficially owned, (ii) 91,000 Shares and options to acquire 146,125 shares owned by Dr. Philip J. Fagan, (iii) 107,625 options owned by Mr. Frederick H. Kopko, Jr., and (iv) 538,391 Shares owned by Mr. Czyzyk (collectively, the “Shares”). On August 7, 2000, CFK Partners f/k/a FK Partners, Dr. Fagan and Messrs. Kopko and Czyzyk filed a Form 13D with the Securities and Exchange Commission with respect to the Shares owned by them. Reference is made to that Form 13D for a complete description of the terms and conditions, including voting terms and conditions, upon which the Shares are being held. See also “Change in Control”.

(12)  Based on publicly available information reported on February 14, 2001, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., is a beneficial owner of 400,040 shares as a result of acting as an investment advisor to various investment companies (the “Funds”). In addition, FMR Corp. and Edward C. Johnson 3d, each has sole power to dispose of 400,040 shares owned by the Funds. Through their ownership of voting common stock and the execution of shareholder’s voting agreement, Abigail P. Johnson and other members of the Johnson family may be deemed to be a controlling group with respect to FMR Corp.

(13)  Based on publicly available information reported September 10, 1999, J.H. Whitney Mezzanine Fund, L.L.P., (“J. H. Whitney”) is the beneficial owner of 503,126 shares which consist of 503,126 shares issuable upon exercise of warrants exercisable within 60 days from the date hereof.

(14)  Includes 519,522 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

     Set forth in the table below are the names, ages and positions held by all executive officers of the Company during fiscal year 2001.

Name	Age	Positions

Joseph A. Czyzyk	54	President, Chief Executive Officer, and Director
Randolph E. Ajer	48	Executive Vice President, Chief Financial Officer, and Treasurer
William L. Silva	51	Executive Vice President and President of Maytag Aircraft Corporation (“Maytag”)
John L. Enticknap	57	Executive Vice President and Chief Operating Officer of Mercury Air Centers, Inc.
Wayne J. Lovett	53	Executive Vice President , Secretary and General Counsel

     Executive officers of the Company are elected and serve at the discretion of the Board of Directors. Set forth below is a brief description of the business experience for the previous five years of all executive officers other than Mr. Czyzyk, who is also a director and whose business experiences are described above under the caption “Information Regarding Nominees.”

     Randolph E. Ajer has been Chief Financial Officer of Mercury since 1987 and Treasurer since May 1985. Mr. Ajer served as Secretary of Mercury from May 1985 until May 1999. He served as a director of Mercury from September 1989 until December 1990. Mr. Ajer was appointed an Executive Vice President of Mercury in November 1990. Mr. Ajer received a B.S. in Accounting from the California State University of Northridge.

     William L. Silva has been an Executive Vice President of Mercury since August 1993. He has been President and Chief Operating Officer of Maytag Aircraft Corporation since March 2000. He also served as Executive Vice President of Maytag Aircraft Corporation from August 1993 through February 2000, Vice President from November 1987 through July 1993, and Director of Operations from October 1982 through 1987. Mr. Silva received a B.A. in Geology from the University of New Mexico. He is a retired U.S. Navy Commander.

     John L. Enticknap has been Executive Vice President of Mercury since December 2000. He has served as Chief Operating Officer of Mercury Air Centers, Inc. since November 1999. He served as Eastern Regional Manager from November 1998 to November 1999, Director of Business Development from April 1995 to November 1999 and as General Manager at the Mercury Air Center at DeKalb Peachtree Airport (PDK) from August 1996 to February 1999. He received a B.S. in Industrial Management from Northeastern University in Boston, MA and attended graduate school at the University of Pittsburgh.

     Wayne J. Lovett has been Executive Vice President of Mercury since May 2001 and has served as Corporate Secretary since June 1999. Mr. Lovett has been General Counsel since October 1997. Prior to joining Mercury he was the presiding Judge of the Lakeway, Texas Municipal Court and was previously Corporate Counsel and Secretary of Communications Transmission, Inc. (now Broadwing). He received a B.S. in Management from Northeastern University in Boston, MA and his Juris Doctorate, from South Texas College of Law in Houston.

Executive Compensation

     The following table sets forth the cash compensation paid or accrued by the Company for the Chief Executive Officer and for each of the executive officers (collectively, the “named executive officers”):

SUMMARY COMPENSATION TABLE

				Long-Term Compensation

				Awards	Payouts

		Annual Compensation		Securities	Long-Term
	Fiscal			Underlying	Compensation	All Other
Name and Principal Position	Year(1)	Salary(2)($)	Bonus($)	Options(#)	Payouts($)	Compensation($)

Joseph A. Czyzyk	2001	548,646	221,000	-0-	-0-	980	(3)
President /CEO	2000	278,694	150,000	-0-	-0-	980
	1999	278,694	155,000	-0-	-0-	980
Randolph E. Ajer	2001	165,038	138,500	-0-	-0-	685	(4)
Executive Vice President	2000	139,467	-0-	-0-	-0-	685
	1999	140,013	185,000	-0-	-0-	685
William L. Silva	2001	218,999	106,000	-0-	-0-	558	(5)
Executive Vice President	2000	189,250	-0-	-0-	-0-	558
	1999	189,780	135,000	-0-	-0-	558
John L. Enticknap	2001	177,907	-0-	10,000	-0-	600	(6)
Executive Vice President	2000	122,120	62,500	-0-	-0-	600
	1999	96,740	27,000	-0-	-0-	300
Wayne J. Lovett	2001	167,519	-0-	10,000	-0-	600	(7)
Executive Vice President	2000	157,360	50,000	-0-	-0-	600
	1999	132,400	-0-	-0-	-0-	300

(1)	The period July 1, 1998 through June 30, 1999 is referred to as Fiscal Year 1999; the period July 1, 1999 through June 30, 2000 is referred to as Fiscal Year 2000 and the period July 1, 2000 through June 30, 2001 is referred to as Fiscal Year 2001;

(2)	Includes and has been restated to include loan forgiveness with respect to Mercury financed purchases of Common Stock.

(3)	Consists of 401(k) contributions and life insurance premiums in the amounts of $300 and $680, respectively.

(4)	Consists of 401(k) contributions and life insurance premiums in the amounts of $300 and $385, respectively.

(5)	Consists of 401(k) contributions and life insurance premiums in the amounts of $300 and $258, respectively.

(6)	Consists of 401(k) contributions and life insurance premiums in the amounts of $300 and $300, respectively.

(7)	Consists of 401(k) contributions and life insurance premiums in the amounts of $300 and $300, respectively.

Stock Options

     The following table sets forth information concerning options granted to the named executive officers who were granted options during fiscal 2001:

OPTION GRANTS IN THE LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
					Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term(1)
	Options	Employees in	Base Price	Expiration
Name	Granted(#)	2001	($/SH)(2)	Date	5%($)	10%($)

John L. Enticknap	10,000 (3)	15%	6.125	07/26/10	38,520	97,620
Wayne J. Lovett	10,000 (4)	15%	6.125	07/26/10	38,520	97,620

(1)	These amounts represent the hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates, based upon the per-share market price on the date of the grant. These assumptions are not intended to forecast future appreciation of the Company’s stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(2)	The Company granted options at an exercise price equal to the fair market value of its Common Stock on the date of grant, as determined by the most recent closing share price of the Company’s Common Stock prior to the Compensation Committee or Board of Directors meeting at which the grant is made, as reported on AMEX.

(3)	The options granted are subject to the Company’s 1998 Long-Term Incentive Stock Option Plan and are subject to the terms and conditions of such plan. The options vested and became exercisable on July 26, 2001.

(4)	The options granted are subject to the Company’s 1998 Long-Term Incentive Stock Option Plan and are subject to the terms and conditions of such plan. The options vested and became exercisable on July 26, 2001.

     The following table sets forth information regarding option exercises during fiscal 2001, as well as the number and total of in-the-money options at June 30, 2001, for each of the named executive officers:

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES (1)

Value of
			Number of	Unexercised In-The-
			Unexercised Options at Fiscal	Money Options at
	Shares		Year-End(#)	Fiscal Year-End($)(3)(4)
	Acquired on	Value
Name	Exercise (#)	Realized ($)(2)(3)	Exercisable/Unexercisable	Exercisable/Unexercisable

Joseph A. Czyzyk	-0-	-0-	31,460/-0-	171,621/-0-
Randolph E. Ajer	-0-	-0-	23,750/-0-	127,751/-0-
William L. Silva	-0-	-0-	37,812/-0-	169,543/-0-
John Enticknap	-0-	-0-	22,500/-0-	22,075/-0-
Wayne J. Lovett	-0-	-0-	20,000/-0-	0 /-0-

(1)	As adjusted to effect stock dividends and stock splits since date of issuance.

(2)	In accordance with the rules of the Securities and Exchange Commission, the amounts set forth in the “Value Realized” column of this table are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock on the exercise date. The amounts reported thus reflect the increase in the price of the Common Stock from the option grant date to the option exercise date, but do not necessarily reflect actual proceeds received upon option exercises.

(3)	For purposes of this table, fair market value is deemed to be the average of the high and low Common Stock price reported by the American Stock Exchange Composite Transactions on the date indicated.

(4)	Based upon a fair market value of $6.94 per share at June 29, 2001.

Employment Agreements

     Dr. Fagan has an employment agreement with Mercury dated as of August 22, 2000 pursuant to which Mercury employed him as Chairman of the Board for a three year period with automatic one year extensions at the end of each year until either party terminates the agreement in writing prior to such renewal. Under the employment agreement, Dr. Fagan’s annual compensation is $350,000 per year, which at his direction, is paid to CFK Partners.

     Mr. Czyzyk has an employment agreement with Mercury, dated as of November 15, 1994, amended as of October 15, 1998, April 1, 1999 and September 11, 2000 pursuant to which Mercury will employ him as its President/Chief Operating Officer, as amended, now Chief Executive Officer for a term ending on November 15, 1997, subject to automatic one-year extensions each successive November 15, unless either party gives 30 days’ notice of non-renewal. As of the date hereof, neither Mr. Czyzyk nor Mercury has given notice of non-renewal. The original agreement provided that Mr. Czyzyk’s tenure as President/Chief Operating Officer shall serve as a period of training and evaluation for appointment as Chief Executive Officer of Mercury, when and as such position may be vacated by Mr. Kahn, subject to the sole discretion and judgment of the Board of Directors. Mr. Czyzyk assumed the position of Chief Executive Officer in December 1998. The agreement further provides for the continued nomination of Mr. Czyzyk to the Board of Directors of Mercury, so long as Mr. Czyzyk continues to serve as President/Chief Executive Officer.

     Mr. Czyzyk’s annual salary under the agreement is $520,000. Mr. Czyzyk also receives a bonus equal to: (i) 25% of his base compensation to the extent that Mercury’s operating income on a consolidated basis minus sales and general administrative expense and depreciation (EBIT) for the most recently completed fiscal year exceeds the average of EBIT for the prior three fiscal years; and (ii) 4.166 % of the amount by which EBIT for the most recently completed fiscal year exceeds the average of EBIT for the prior three fiscal years. The amendment of October 15, 1998 provided that EBIT for fiscal 1998 will be deemed to be $15,156,000 (effectively adding back the $7,050,000 loss attributable to an airline bankruptcy). See “Report of the Compensation Committee of the Board of Directors.”

     In the event Mr. Czyzyk’s employment is terminated for cause, Mr. Czyzyk will not be entitled to receive or be paid a bonus. In the event Mr. Czyzyk’s employment is terminated without cause, Mercury will be obligated to pay Mr. Czyzyk the lesser of one year’s base compensation or the base compensation that would otherwise be paid to him over the remaining term of the agreement, and a bonus for the fiscal year of termination in an amount which would otherwise be paid to him prorated over the days Mr. Czyzyk was employed by Mercury during the fiscal year of termination. “Cause” is defined in the employment agreement as misappropriation of corporate funds, negligence, Mr. Czyzyk’s voluntary abandonment of his job (other than following a Change in Control) or a breach of the employment agreement. In the event of Mr. Czyzyk’s death, Mr. Czyzyk’s estate or beneficiary will be entitled to receive the death benefits of a $1,000,000 insurance policy, but all other obligations under his employment agreement will terminate and Mercury’s only obligation will be to pay Mr. Czyzyk or his estate all accrued salary through the end of the month of his death. In the event of Mr. Czyzyk’s disability for a period of more than six (6) weeks, Mr. Czyzyk’s base salary will be reduced by 50% during the period of disability. If Mr. Czyzyk is disabled for a period of more than 12 months, Mercury will be obligated to pay Mr. Czyzyk the same amount that would have been paid to Mr. Czyzyk if his employment was terminated without cause, except that all amounts paid to Mr. Czyzyk under any long-term disability insurance policy maintained by Mercury will be credited as if paid by Mercury to Mr. Czyzyk and after giving effect to any federal or state income tax savings resulting from the payment under a disability policy (as opposed to taxable salary). The employment agreement further provides that Mr. Czyzyk may terminate his employment following a “Change in Control”, in which event Mr. Czyzyk will be entitled to be paid the lesser of one year’s base compensation or the entire balance of his base compensation remaining to be paid to Mr. Czyzyk over the remaining term of the agreement. The agreement provides for a five-year post-employment, non-competition covenant.

Certain Transactions

     Pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated August 9, 1993 between Mercury, SK Acquisition, Inc., a Delaware corporation wholly owned by Seymour Kahn (“SKAI”) and William L. Silva, SKAI sold 151,250 shares of Common Stock to Mr. Silva at a price of $1.98 per share (as adjusted to reflect stock splits and dividends since the date of the transaction), with Mr. Silva paying a total purchase price of $300,000. On August 9, 1993, the closing price of the Common Stock on the American Stock Exchange was $2.06 per share, as adjusted. Mr. Silva paid $30,000 cash at the closing of his purchase, and agreed to pay the remaining $270,000 over a period of five years from the date of purchase, together with interest at the rate of 10% per annum on the outstanding balance. SKAI advanced the purchase price pursuant to a non-recourse loan, secured by a first security interest in the Common Stock sold to Mr. Silva which has expired by its terms. Mr. Silva also gave SKAI an irrevocable proxy to vote the Common Stock purchased by him for all purposes until June 30, 2000.

     As part of the Stock Purchase Agreement, Mercury agreed to loan the principal balance of the unpaid purchase price to Mr. Silva during the five-year payment period as each payment was required to be made to SKAI on March 1, June 1, September 1 and December 1 of each year until payment in full on December 1, 1998. Such loan was non-recourse, bears no interest, and was secured by a second security interest in the purchased stock. Mr. Silva paid his own interest on the balance of the purchase price due SKAI from personal funds. Commencing January 1, 1997, and annually thereafter, if he remains employed by Mercury, one-fifth of Mr. Silva’s loan will be forgiven. Since, Mr. Silva remained employed by Mercury through January 1, 2001, his loans have been forgiven in full and his shares of Common Stock are now owned without any further lien in favor of Mercury.

     During fiscal 2001, Mercury loaned Mr. Silva $17,523 which was used to pay withholding taxes associated with the loan forgiveness ($54,000) under the Stock Purchase Agreement. Such loan bears no interest and was repaid with Mr. Silva’s year-end bonus.

     Mercury has Indemnity Agreements with each of its directors and executive officers which require Mercury,

among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers, employees or agents of Mercury, and, under certain circumstances, to advance their expenses incurred as a result of proceedings brought against them. In order to be entitled to indemnification, the executive officer or director must have acted in a manner reasonably believed to be in, or not opposed to, the best interests of Mercury and, with respect to a criminal matter, in a manner which he had no reason to believe was illegal.

Compensation of Directors

     During fiscal 2001, directors who were not employees of the Company were paid an annual minimum of $15,000 in fees paid in advance on the annual meeting date, $1,000 per meeting and $500 per telephonic meeting paid in arrears after each meeting. Directors were also reimbursed for their travel, meals, lodging and out-of-pocket expenses incurred in connection with attending Board meetings. In addition, during fiscal 2001 and continuing through fiscal 2002, the law firm of McBreen & Kopko, of which Mr. Kopko is a partner, has been providing legal services to the Company at its standard billing rates.

Compensation Committee Interlocks and Insider Participation

     The Company’s Compensation Committee consists of Messrs. Bowling and Kopko. The Stock Option Committee consists of Messrs. Bowling and Kopko.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing made by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     Under the rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company’s Chief Executive Officer, Mr. Czyzyk, and the Company’s other executive officers, Messrs. Ajer, Silva, Enticknap, and Lovett. The disclosure requirements for the named executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Compensation Philosophy

     This report reflects the Company’s compensation philosophy as endorsed by the Compensation Committee and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting this report. The Compensation Committee determines salary and bonus amounts, other award levels and benefits for all executive officers of the Company. Effective April 23, 1998, the Board of Directors formed the Stock Option Committee which is responsible for administering the Company’s non-cash compensation plans, including stock option and stock purchase arrangements. During fiscal 2001, the Stock Option Committee approved a grant of 10,000 shares of the Corporation’s stock to each Messrs. Enticknap and Lovett. In connection with its decisions, the Compensation Committee reviews and considers the written recommendations of its Chief Executive Officer, Joseph A. Czyzyk. As described below, a large portion of Mr. Czyzyk’s compensation is based on the earnings of the Company and he is a significant shareholder of the Company. Accordingly, the Compensation Committee believes that the recommendations are likely to be consistent with the Compensation Committee’s philosophy of encouraging earnings growth and strategic decisions designed to maximize shareholder return.

     The executive compensation programs of the Company have been designed to:

     •     Embody a pay for performance policy where compensation amounts are affected by corporate, operating unit and individual performance as measured by earnings;

     •     Motivate key senior executives to achieve strategic business initiatives and reward them for their achievements;

     •     Provide compensation opportunities which are, in the judgment of the Compensation Committee, comparable to those offered by other leading companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company’s long-term success; and

     •     Align the interest of executives with long-term interests of the shareholders through Common Stock ownership and stock option programs.

Compensation Mechanisms

     At present, the executive compensation program is comprised of salary, annual cash bonus programs, long-term incentive opportunities in the form of Company financed stock ownership opportunities and stock options and other benefits typically provided to executives by major corporations.

     Executive officer salaries are determined based on individual performance, position, tenure, salary history, internal comparability considerations and in some instances the results of arm’s length negotiations in connection with the start-up of a new operating unit. In determining salaries, the Compensation Committee uses the personal knowledge of its members regarding compensation levels for similar positions at other companies generally. The Compensation Committee has not commissioned peer group or other salary surveys to determine salaries at comparable companies. For each executive officer with operational responsibilities, a significant portion of total compensation is a bonus based on the earnings of the Company or the specific operating unit for which he has profit and loss statement responsibility. As a result, an executive officer’s compensation can vary substantially from year-to-year based on the Company’s or a specific operating unit’s earnings performance. For fiscal 2001 and 2002, the bonus for executive officers with operating unit responsibility was/will be based on an individual’s success in exceeding the budgeted earnings for his operating unit. The budgeted earnings for each unit are based on a comprehensive review of unit operations conducted by Messrs. Czyzyk and Ajer and the responsible executive officer at the start of each fiscal year and are subject to approval by the Board of Directors. During the budget process, Messrs. Czyzyk and Ajer focus on challenging each executive officer to attain revenue growth and cost savings for his operating unit. As described below, the bonus plan for Messrs. Czyzyk and Ajer is based on exceeding the Company’s average earnings for the prior three years, encouraging Messrs. Czyzyk and Ajer to budget for aggressive growth. The Compensation Committee also retains discretion to reward exceptional achievement or correct over-all inequities through discretionary bonuses.

     Each of the Company’s executive officers may also be compensated in part through Company financed common stock ownership and stock options. The Company currently has in place the 1990 Long-Term Incentive Plan and 1998 Long-Term Incentive Stock Option Plan which provides for stock option grants to key employees at the current fair market value on the date of grant. Each of the Company’s executive officers currently holds options granted under the 1998 Long-Term Incentive Stock Option Plan or 1990 Long-Term Incentive Plan. Option awards to each executive officer have been based on the executive’s level of responsibility, past performance and internal comparability considerations. In addition, the Company financed the purchase of 151,250 shares of Common Stock at $1.98 per share for each of Messrs. Ajer and Czyzyk over a seven-year period ended March 31, 1998 and financed the purchase of 151,250 shares of Common Stock at $1.98 per share by Mr. Silva over a seven-year period ended January 1, 2001. The shares were purchased from SKAI, a corporation wholly-owned by Seymour Kahn, the Company’s former Chairman. In addition to serving as a compensation device, the stock purchase program was designed to ensure an orderly transition in control of the Company, to avoid excessive dilution and to some degree to maintain internal comparability in officer compensation. As a result of the stock options and company financed stock purchases, each executive officer has a strong incentive to continue his association with the Company and to enhance the value of the Company’s equity securities in the long-term.

     The Compensation Committee will continue to support a pay for performance approach for company executives for both short term and long term considerations. For the longer term and after careful study a new stock incentive plan (the 2001 Plan) is submitted for share holder approval. As described in Proposal 2, this plan is designed to provide equitable treatment to selected executives and the non-employee directors of the company. It is intended that more executives participate in this plan on an annual basis thus giving them a stake in the future success of the company. In the short term there are several bonus programs now in existence whereby selected executives are considered for annual cash awards. During 2002 the Committee intends to carefully review these programs to evaluate the effectiveness of each program and consider if a single overarching plan can be evolved to better communicate the objectives of the company and to reward those executives who make the highest contributions to annual growth and profitability.

Executive Officer Compensation

     During 2001, Management recommended bonus consideration for three programs. A certain number of executives currently are recommended for a bonus based on a previously established formula. These recommendations were approved by the Committee. A second group of executives including those reporting to the CEO were recommended for a bonus by Management. These awards were based on performance but not directly tied to a formula. These recommendations were also approved by the Committee. The final program involves Messrs. Ajer and Czyzyk and are tied to the trailing three-year EBIT average. The Committee has the discretion to waive the requirement to exceed this average in 2001 if there were extenuating circumstances. There were several external circumstances that were judged by the Committee to be not under the control of the Senior Management and a waiver was granted permitting a bonus award to these individuals in 2001.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to a corporation’s chief executive officer and four other most highly compensated individuals. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Because the current compensation levels of the Company’s executive officers are well below the $1 million threshold, the Compensation Committee has not determined what steps are required to structure qualifying performance-based compensation and whether or not the required steps would be in the best interest of the Company.

Compensation Committee Members Harold T. Bowling Frederick H. Kopko, Jr.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during fiscal 2001.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Harold T. Bowling, Audit Committee Member

Robert L. List, Audit Committee Member

October 8, 2001

Audit Fees.

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $188,000.

Financial Information Systems Design and Implementation Fees.

The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2001 were zero.

All Other Fees.

The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended June 30, 2001 were $660,000 and included tax services of $178,000 and $482,000 of services related to the proposed public offering and private placement of Merc Fuel, Inc.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

STOCK PRICE PERFORMANCE GRAPH

The Stock Price Performance Graph set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing made by the Company under the Securities

Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The graph below compares cumulative total return of Mercury Air Group, Inc., the AMEX Market Value and the S & P Transportation Index.

Change in Control

     On July 27, 2000, Philip J. Fagan, M.D., Frederick H. Kopko, Jr. and Joseph A. Czyzyk (collectively, the “Partners”) formed CFK Partners f/k/a FK Partners, an Illinois general partnership (“CFK Partners”), to hold beneficially, pursuant to a partnership agreement, 2,023,921 shares of Common Stock, which represents 30.8% of the voting securities of the Issuer.

     CFK Partners holds all Shares beneficially owned by the Partners. Effective on July 27, 2000, the date of the Partnership Agreement, all Shares and options to acquire Shares formerly held by Dr. Fagan (91,000 Shares and options to acquire 146,125 Shares), Mr. Kopko (options to acquire 107,625 Shares), and Mr. Czyzyk (506,931 Shares and options to acquire 31,460 Shares) are held by CFK Partners. CFK Partners did not pay for any of the Shares or options to acquire Shares formerly held by the Partners. In addition, CFK Partners acquired 1,140,780 Shares from Mr. Seymour Kahn for $10.00 per share on July 27, 2000 payable in cash per share for a total of $7,985,460 and $3.00 per Share in the form of a Promissory Note to Seymour Kahn (the “Kahn Note”) for a total of $3,422,340. No Partners are required to make an initial capital contribution to the Partnership. However, each Partner guaranteed (i) a loan in the amount of $7,985,460 from Bank of America, N.A. in the form of a note (the “Bank Note”) and (ii) a note to Seymour Kahn in the amount of $3,422,340 in the form of a note (the “Kahn Note”). In order to pay interest on the Bank Note and the Kahn Note, the Partners will contribute to the Partnership such additional amounts described in the Partnership Agreement.

     Pursuant to Section 7 of the Partnership Agreement, the Partners have agreed that the Shares shall be voted for Mr. Czyzyk, Dr. Fagan, and Mr. Kopko, or as designated by Mr. Czyzyk, Dr. Fagan and Mr. Kopko, respectively. In the event of death or withdrawal of a Partner, the two remaining Partners will decide upon the third director for whom the Shares shall be voted. In all other matters with respect to the Issuer, each Partner agrees that the Shares will be voted as directed by a majority vote of the Partners. In the event of the death or withdrawal of a Partner, the Shares will be voted as directed by the remaining Partners, acting unanimously. Pursuant to the Partnership Agreement, the Partners agreed to elect Dr. Fagan as the Chairman of the Board of Directors of the Issuer and to enact a change to the Issuers’ bylaws to make the Chairman of the Board’s position a non-executive officer position.

PROPOSAL NO. 2 APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

     At the Annual Meeting, we will ask our shareholders to approve the Mercury Air Group, Inc. 2001 Stock Incentive Plan. Our board adopted the 2001 plan on September 7, 2001. A summary description of the 2001 plan is set forth below. This summary description is incomplete and we encourage you to read the full text of the 2001 plan, which is included with this proxy statement as Appendix A.

Summary Description of the 2001 Plan

     Purpose of the 2001 Plan. The 2001 plan allows us to grant to participants stock options to purchase shares of our Common Stock, the right to purchase stock and stock appreciation rights. The purpose of the 2001 plan is to enable us to offer participants an opportunity to acquire an equity interest in us. We believe that this will improve our ability to attract, retain and reward employees, directors and other persons providing services to us. It will also strengthen the mutuality of interests between plan participants and our shareholders by providing those participants with a proprietary interest in our long-term growth and financial success.

     Eligibility and Participation. Generally, all employees, directors, and other persons providing bona fide services to us or any of our subsidiaries or affiliates are eligible to receive awards under the 2001 plan. Subject to the adjustments described below, we may not issue more than 500,000 shares of Common Stock pursuant to awards granted to any single participant during any calendar year. Currently, we have over 1,735 full-time and 218 part-time employees. We have not, however, determined the number of persons who will be eligible to participate in the 2001 plan at this time. In addition, we have not determined the individuals who will receive awards, the awards that we will grant to any individual or group of individuals, or the amounts to be payable with respect to awards.

     Administration of the 2001 Plan. Our board or a committee appointed by our board consisting of two or more members of our board will administer the 2001 plan. The board or the committee has the authority to interpret the 2001 plan and to adopt rules and procedures relating to the administration of the 2001 plan.

     Effective date of the 2001 Plan. The 2001 plan will become effective on the date it is approved by our shareholders at the Annual Meeting. If our shareholders do not approve the 2001 plan, it will not become effective. We may not grant any awards under the 2001 plan prior to its effective date.

     Shares subject to the 2001 Plan. Subject to adjustments to reflect certain corporate events that are described below, we may grant awards with respect to a maximum number of 1,000,000 shares of our Common Stock under the 2001 plan. We may not increase this maximum number of shares without the approval of our shareholders. If an award granted under the 2001 plan expires or terminates without having been exercised in full, the shares of Common Stock remaining unissued under that award will again become available for issuance under the 2001 plan. We will issue the shares of Common Stock to be issued under the 2001 plan directly from our authorized but unissued shares of Common Stock.

     Options. Options granted under the 2001 plan may be either incentive stock options, or ISOs, or nonqualified stock options, or NQSOs. We will determine the terms and conditions of each option and include them in a written agreement between the individual and us. The terms of each option will set forth:

•	the per share exercise price of the option;

•	the termination date of the option, which will not be later than ten years after the date of grant; and

•	the effect on the option of the termination of the participant’s employment.

     Each option will also contain other terms and conditions that we may establish. The closing price for our Common Stock as reported on the American Stock Exchange on October 4, 2001 was $5.80 per share. Awards are not transferable during the individual’s lifetime.

     To the extent an option is intended to qualify as an ISO, the option is required to have terms and conditions consistent with the requirements for that treatment under the Internal Revenue Code. ISOs are subject to the following special restrictions:

•	ISOs may only be granted to our, or our subsidiaries’, employees;

•	the exercise price for an ISO must be at least equal to 100%, or 110% in the case of shareholders holding more than 10% of the total combined voting power of all classes of our stock, of the fair market value of our Common Stock, determined on the date of the grant;

•	the aggregate fair market value of the shares of Common Stock issuable upon exercise of all ISOs granted to a participant, determined at the time each ISO is granted, that become exercisable for the first time during a calendar year cannot exceed $100,000; and

•	ISOs must terminate no later than the first to occur of:

(1)	ten years, or five years for shareholders holding more than 10% of the total combined voting power of all classes of our stock, from the date of grant; and

(2)	three months following the termination of the participant’s employment, unless the termination is the result of the participant’s death or disability or if the participant dies during the three month period following the termination, in which case other rules apply.

     If we enter into an agreement to dispose of all or substantially all of our assets or stock by means of a sale, merger or other reorganization, liquidation, or otherwise, all outstanding options shall become immediately exercisable with respect to the full number of shares of Common Stock subject to the options during the period commencing as of the date of the agreement to dispose of all or substantially all of our assets or stock and ending when the disposition of assets or stock contemplated by that agreement is consummated or the options are otherwise terminated in accordance with their provisions; provided that no option shall be immediately exercisable on account of any agreement of merger or other reorganization where our shareholders immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement is not consummated, but rather is terminated, canceled or expires, the options shall thereafter be treated as if that agreement had never been entered into.

     Reload Options. Reload options may be issued under the 2001 plan in addition to an option grant under the 2001 plan. We may authorize reload options to purchase the number of shares of Common Stock used to exercise the underlying option. Each notice evidencing the grant of an option shall state whether we have authorized reload options with respect to the underlying option grant. The option price per share of the Common Stock deliverable upon exercise of the reload option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying option. Each reload option is fully exercisable from the date of exercise of the underlying option and shall remain exercisable for the remaining term of the underlying option.

     Stock Grants. Shares of Common Stock may be issued under the 2001 plan either alone or in addition to other awards granted under the 2001 plan. We will determine the terms and conditions of each stock grant and include them in a written agreement between the individual and us. Recipients of stock grants may not be required to pay for the acquisition of Common Stock but will be subject to tax consequences and resale restrictions. Recipients of stock grants may have all of the rights of our shareholders, including the right to vote the shares subject to the stock grant and to receive any dividends with respect to the stock grant, or the recipient’s rights may be restricted. If an employee terminates employment during a restriction period that we may establish, any shares received pursuant to a stock grant may be forfeited.

     Stock Appreciation Rights. Stock appreciation rights, or SARs, may be issued under the 2001 plan either alone or in addition to other awards granted under the 2001 plan. We will determine the terms and conditions of each SAR grant and include them in a written agreement between the individual and us. Upon the exercise of a SAR, the recipient shall be entitled to receive the excess of the fair market value of one share of stock over the exercise price per share specified in the related option or SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised. The exercise price per share of a SAR shall be the fair market value of a share of Common Stock on the date of grant.

     Grants to Outside Directors. Subject to certain exceptions described in the 2001 plan, Grants of options to directors who are not our employees shall be granted automatically on the day of the annual meeting of the Company’s shareholders of each year during the term of the 2001 plan without further action, beginning as of the 2001 annual meeting of shareholders (subject to stockholder approval of the 2001 plan). Each such grant shall be for a non-qualified option to purchase 15,000 shares of Common Stock. The exercise price for options granted to outside directors shall be 100% of the fair market value of the Common Stock on the date of grant. Each option granted automatically to outside directors shall include authorization for a reload option described above.

     Modification of Awards. We have the authority to modify any outstanding award as we consider appropriate, including the authority to modify the exercise price of any option, accelerate the right to exercise any option, and extend or renew any option. However, we may not modify any award in a manner adverse to the participant holding that award without that participant’s consent. Furthermore, we may not reduce the exercise price of any outstanding option without first obtaining the approval of our shareholders.

     Adjustments. In connection with certain types of corporate events like stock splits, stock dividends, recapitalizations, reorganizations, mergers, consolidations and spinoffs, we may make appropriate and equitable adjustments to:

•	the aggregate number and kind of shares for which we can grant awards under the 2001 plan;

•	the maximum number of shares that may be granted to any one individual under the 2001 plan;

•	the number and kind of shares covered by outstanding awards; and

•	the per share exercise price of outstanding options.

     Tax Matters. We are authorized to withhold from the compensation of the participants amounts necessary to satisfy the tax withholding obligations arising from the 2001 plan. If we intend any award to qualify as “qualified performance-based compensation,” as defined in the regulations promulgated under section 162(m) of the Internal Revenue Code, we intend to grant the award in a manner and subject to terms and conditions required for the award to so qualify.

     Compliance with Securities Laws. We are not obligated to issue any Common Stock under the 2001 plan if we determine that the issuance would violate applicable state or federal securities laws. We intend to file a registration statement on Form S-8 to register the issuance of shares under the 2001 plan promptly following the approval of the 2001 plan by our shareholders.

     Termination or Amendment of the 2001 Plan. The 2001 plan will terminate on September 15, 2011. We cannot grant awards under the 2001 plan after its termination date. Termination of the 2001 plan will not affect the rights of any participant with respect to any award outstanding as of the time of the termination. Our board may also amend or terminate the 2001 plan at any time. However, no amendment may adversely affect the rights of any participant with respect to any outstanding award without the participant’s consent.

Federal Income Tax Consequences of the 2001 Plan

     The following discussion is a general summary of the principal United States federal income tax consequences under current law relating to awards under the 2001 plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. We encourage participants to consult their own tax advisors with respect to the tax consequences of their participation in the 2001 plan.

     Incentive Stock Options. A participant will not recognize taxable income upon the grant or the exercise of an ISO, and we are not entitled to an income tax deduction as the result of the grant or exercise of an ISO. Any gain or loss resulting from the subsequent sale of shares of Common Stock acquired upon exercise of an ISO will be long-term capital gain or loss if the sale is made after the later of:

•	two years from the date of grant of the ISO; or

•	one year from the date of exercise of the ISO.

     If a participant sells Common Stock acquired upon the exercise of an ISO prior to the expiration of both of these periods, the sale will be a “disqualifying disposition” under the federal tax laws. The participant will generally recognize ordinary income in the year of the disqualifying disposition in an amount equal to the difference between the exercise price of the ISO and the fair market value of the shares of our Common Stock on the date of exercise of the ISO. However, the amount of ordinary income recognized by the participant generally will not exceed the difference between the amount realized on the sale and the exercise price. We will be entitled to an income tax deduction equal to the amount taxable as ordinary income to the participant. Any additional gain recognized by the participant upon the disqualifying disposition will be taxable as long-term capital gain if the shares of Common Stock have been held for more than one year before the disqualifying disposition or short-term capital gain if the shares of Common Stock have been held for one year or less before the disqualifying disposition.

     The amount by which the fair market value, determined on the date of exercise, of the shares of Common Stock purchased upon exercise of an ISO exceeds the exercise price is also an item of tax preference that may be subject to alternative minimum tax in the year that the ISO is exercised.

     Nonqualified Stock Options. A participant will not recognize taxable income on the grant of an NQSOS, and we are not entitled to an income tax deduction as the result of the grant of an NQSOS. However, upon the exercise of an NQSOS, the participant generally will recognize ordinary income, and we will be entitled to an income tax deduction, in the amount by which the fair market value of the shares of Common Stock purchased upon exercise, determined as of the date of exercise, exceeds the exercise price. This income is part of the participant’s “wages” for which we are required to withhold federal and state income as well as employment taxes.

     Upon the sale of shares of Common Stock acquired upon the exercise of an NQSOS, the participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of the shares on the date of exercise. If the participant has held the shares for more than one year at the time of the sale, the capital gain or loss will be long-term, otherwise the capital gain will be short-term.

     Payment of Option Price with Shares of Common Stock. To the extent a participant pays all or part of the exercise price of an option by tendering shares of our Common Stock owned by the participant, the tax consequences described above with respect to ISOs or NQSOs, as the case may be, generally would apply. However, the number of shares received upon exercise of the option that is equal to the number of shares surrendered in payment of the aggregate exercise price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized and any cash paid on such exercise and a holding period which commences on the date of exercise.

     If a participant exercises an option by tendering shares previously acquired on the exercise of an ISO, a disqualifying disposition will occur if the applicable holding period requirements have not been satisfied with respect to the surrendered stock. The consequences of such a disqualifying disposition is that the participant may recognize ordinary income at that time.

     Stock Appreciation Rights. Generally: (a) the recipient will not realize income upon the grant of a SAR; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash, shares of Common Stock, or a combination of cash and shares are delivered to the recipient upon exercise of a SAR; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of issuance. The federal income tax consequences of a disposition of shares received by the recipient upon exercise of a SAR are the same as described below with respect to a disposition of shares received as a stock grant.

     Stock Grants. Generally, at the time of a stock grant, the participant will recognize taxable ordinary income in the amount by which the shares awarded to the participant at the time of the stock grant exceeds the amount, if any, paid by the participant for the shares.

     However, if the shares of Common Stock awarded to a participant as a stock grant are restricted as to transferability and subject to a substantial risk of forfeiture (e.g., unvested shares that are subject to forfeiture by the participant or repurchase by us for less than fair market value in the event of the participant’s termination of service prior to vesting in those shares), then the participant will not recognize any taxable income at the time of the stock grant but will have to report as ordinary income, generally as and when the shares vest (e.g., when the risk of forfeiture lapses), an amount equal to the excess of (a) the fair market value of the shares on the date of vesting over (b) the amount, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of the stock grant an amount equal to the excess of (a) the fair market value of the shares on the date of grant over (b) the amount, if any, paid for the shares. In order to make a Section 83(b) election with respect to shares received upon a stock grant, a notice of election which meets the requirements of the Treasury Regulations must be made within 30 days of the stock grant. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the stock vests.

     Subject to the limitations discussed below, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant with respect to the stock grant. The deduction, will in general, be allowed for the taxable year in which such ordinary income is recognized by the participant.

     Upon the subsequent disposition of shares of stock which were acquired as a stock grant, provided that such shares are vested at the time of disposition or, if such shares are unvested, a timely Section 83(b) election was made for such shares, the participant will generally recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the participant’s tax basis in the shares (generally, the sum of the amount paid, if any, by the participant for such shares and the amount of ordinary income previously recognized by the participant with respect to such shares, as described above). However, if shares of our stock are unvested at the time of disposition and no Section 83(b) election was made for such shares, then the participant will recognize ordinary income in the amount equal to the difference between the proceeds received from the disposition and the participant’s tax basis in such shares (i.e., the amount paid, if any, by the participant for such shares).

     If the gain recognized in connection with such disposition qualifies for capital gain treatment, the federal capital gains tax rate for such sale will be determined based on the holding period of the stock. The participant’s holding period of shares received as a stock grant will begin on the day following the date of the stock grant except where the stock is, at the time of the stock grant, unvested and no Section 83(b) election is made, in which case the participant’s holding period with respect to such shares will begin on the day following the day on which the shares vest.

     Capital Gains and Ordinary Income Tax. Long term capital gains are currently taxed at a maximum federal rate of 20%. However, long term capital gains with respect to stock with a holding period of more than 5 years may qualify to be taxed at a maximum federal rate of 18% if the stock was acquired on or after January 1, 2001 and, if the stock was acquired pursuant to the exercise of an option, if such option was granted to the participant no earlier than January 1, 2001. Short term capital gains and ordinary income are taxed at marginal federal rates of up to 39.6%.

     Acceleration of Stock Options Upon a Transfer of Control. Upon a change in control of us or a transfer of a substantial portion of our assets, the execisability of stock options held by certain of our employees, generally officers, shareholders and highly compensated employees, will be accelerated. The acceleration of execisability may be determined to be, in whole or in part, a “parachute payment” for federal income tax purposes. If the present value of all of a participant’s parachute payments equals or exceeds three times the participant’s average compensation for the past five years, the participant will be subject to a 20% excise tax on the amount of the parachute payment which is in excess of the greater of:

•	the average compensation of the participant for the past five years; or

•	an amount which the participant establishes as reasonable compensation.

     In addition, we will not be allowed to deduct any excess parachute payments.

     Section 162(m) Limitation. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation,” including plans providing for stock options having an exercise price of not less than 100% of the stock’s fair market value (determined at the time the options are granted), which establish specific performance goals and/or limits on awards, which are administered by a committee composed exclusively of “outside” directors, and are disclosed to and approved by our shareholders. We have structured and intend to implement and administer the 2001 plan so that compensation resulting from stock options and SARs can qualify as “performance-based compensation.” The committee, however, has the discretion to grant such options and awards with terms that will result in the options and awards not constituting performance-based compensation. Stock grants will be subject to this $1 million deduction limitation.

     Section 16 of the Exchange Act. Special rules apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, under current law, unless a Section 83(b) election (as described above with respect to shares of unvested stock received as a stock grant) is made, shares received pursuant to the exercise of a stock option or SAR, or received as a stock grant, may be treated as restricted as to transferability and subject to a substantial risk of forfeiture (i.e., treated as unvested stock) for a period of up to six months after the date of receipt. Accordingly, the amount of ordinary income recognized, and the amount of our tax deduction, may be determined as of the end of such period.

Applicability of ERISA

     The 2001 plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and it is not a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code.

Benefits to be Received by or Allocated to Directors and Executive Officers

     We cannot determine at this time either the benefits that we will allocate to our directors (other than non-employee directors as described above) and executive officers participating in the 2001 plan and to other participants or the benefits that these persons will actually receive because the amount and value awards that we will grant to any participant are within our discretion, subject to certain limitations as set forth above.

     In order for the 2001 Plan to be adopted, the majority of the votes cast by Common Stock at the Meeting must be cast in favor of the adoption of the 2001 plan. Shares may be voted for adoption of the plan or withheld. Shares that are withheld and broker non-votes will have no effect on the adoption of the 2001 plan. Your proxies will be voted for this proposal unless you specifically indicate otherwise.

     The Mercury Board of Directors unanimously recommends that the holders of Common Stock vote for the adoption of the 2001 plan.

SECTION 16 DISCLOSURE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

INFORMATION RELATING TO INDEPENDENT PUBLIC ACCOUNTANTS

     The Company’s independent public accountants for fiscal year 2001 were Deloitte & Touche, LLP and the Board of Directors of the Company has selected Deloitte & Touche, LLP as the Company’s independent public accountants for fiscal year 2002. Representatives of Deloitte & Touche , LLP are expected to be present at the Meeting and will have an opportunity to respond to appropriate questions and to make a statement if they desire to do so.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company’s Annual Report on Form 10-K to Shareholders for the fiscal year ended June 30, 2001, (the “10-K”), has been mailed to each shareholder of record as of October 4, 2001. Any such shareholder may request copies of the exhibits to the 10-K by mailing such request to Wayne J. Lovett, Secretary, Mercury Air Group, Inc., 5456 McConnell Avenue, Los Angeles, California 90066. Such request must indicate the name of the shareholder, the shareholder’s telephone number, the amount of shares held on October 4, 2001, the specific exhibits requested and the address to which the exhibits are to be sent. The Company reserves the right to charge for its copying expenses before providing any requested exhibits.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any shareholder proposal intended to be presented at the Company’s next annual meeting must be received by Wayne J. Lovett, the Secretary of the Company, at 5456 McConnell Avenue, Los Angeles, California 90066, no later than June 30, 2002 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting.

OTHER MATTERS

     Management knows of no other matter to be presented at the Meeting which are proper subjects for action by the shareholders. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

     The Annual Report on Form 10-K to Shareholders of the Company for the fiscal year ended June 30, 2001 has been mailed to the shareholders of the Company with this Proxy Statement. Except to the extent that portions of such report are specifically referenced in this Proxy Statement, such report is not to be regarded as proxy soliciting material and is not incorporated in this Proxy Statement.

By Order of the Board of Directors

Los Angeles, California October 8, 2001	Wayne J. Lovett Executive Vice President & Secretary

MERCURY AIR GROUP, INC.
STOCK INCENTIVE PLAN

     Section 1. Purpose; Effect on Prior Plans.

          A. The purpose of the Mercury Air Group, Inc.(the “Company”) Stock Incentive Plan (the “Plan”) is to provide incentives for selected persons to promote the financial success and progress of the Company and to afford such personnel the opportunity to acquire a proprietary interest in the Company by granting such persons awards (“Awards”) of incentives in the form of options to purchase shares of the Company’s Common Stock (“Options”), stock appreciation rights (“SARs”), and Common Stock of the Company (“Stock Grants”). An Award may consist of one or a combination of such incentives and may be made at any time or from time to time.

          B. From and after the effective date of the Plan, no awards shall be granted under the Company’s other option plans.

     Section 2. General Provisions.

          A. Administration. The Plan shall be administered by the Compensation Committee, which shall be comprised of two or more independent outside directors appointed by the Board of Directors (the “Committee”). Notwithstanding the foregoing, if all applicable laws permit, including, without limitation, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), and the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (including, without limitation, the regulations relating to Sections 162(m) and 422 of the Code), then the Plan may be administered by the Board of Directors, and if so administered all subsequent references to the Committee shall refer to the Board of Directors. Any action of the Committee shall be taken by majority vote or the unanimous written consent of the committee members.

          B. Authority of the Committee. Subject to other provisions of the Plan and applicable law, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

1.	to construe and interpret the Plan;

2.	to define the terms used herein;

3.	to prescribe, amend and rescind rules and regulations relating to the Plan;

4.	to determine the persons to whom Awards are granted;

5.	to determine the time or times at which Awards shall be granted;

6.	to determine the number of shares subject to each Award;

7.	to determine all of the other terms and conditions of the Options, SARs, and Stock Grants awarded hereunder; and

8.	to make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

          C. Maximum Number of Common Stock Subject to the Plan. The maximum aggregate number of shares of Common Stock subject to the Plan shall be 1,000,000 subject to adjustment as provided in Section 2.G of the Plan. The Common Stock subject to the Plan may be divided among the various types of Awards as the Committee determines in its sole discretion from time to time. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

                    1. If an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares of Common Stock covered by such Award or to which such Award relates shall be counted on the date of Grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan;

                    2. If an Award entitles the holder to receive cash payments but the amount of such payments are denominated in or based on a number of shares of Common Stock, such number of shares of Common Stock shall be counted on the date of grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan; provided, however that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting; and

                    3. If any shares of Common Stock covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Common Stock or cash payments to be received thereunder, then the number of shares of Common Stock counted against the aggregate number of shares of Common Stock available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any shares of Common Stock that are used by a participant as full or partial payment to the Company of the purchase price of Common Stock acquired upon exercise of an Option shall again be available for granting Awards.

Notwithstanding the foregoing, the number of shares of Common Stock available for granting Incentive Stock Options under the Plan shall not exceed, subject to adjustment as provided in Section 2.G of the Plan.

          D. Eligibility and Participation. Subject to the terms of the Plan, Awards may be granted to such employees, officers, directors, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company, as defined below, as the Committee may select from time to time in it sole discretion; provided, however, that an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code. Employees of the Company are eligible to receive Awards for no more than an aggregate of 500,000 shares of the Company’s Common Stock per employee under the Plan, subject to adjustment as provided in Section 2.G of the Plan. If any Options or SARs granted to an employee expire unexercised or terminate before vesting, they shall not be included in the foregoing maximum aggregate of 500,000 shares of the Company’s Common Stock per employee. The Committee, in its sole discretion, shall determine the number of shares of the Company’s Common Stock covered by any Award made to executive officers or other employees under the Plan. Grants to non-employee directors of the Company may only be made pursuant to formula grants in the manner and amounts set forth in Section 7 hereof, provided that, if, and to the extent that, the Committee or the Board of Directors could exercise authority to determine the amount, price and timing of grants hereunder to its members, consistent with all applicable laws, including, without limitation Rule 16b-3, grants to non-employee directors may be made by the Committee or the Board of Directors as permitted by law. A person may be granted more than one Award under the Plan. As used in the Plan, the following terms shall have the following meanings:

                    1. “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

                    2. “Common Stock” means shares of the Company’s $.01 par value common stock, or such other shares as are substituted pursuant to Section 2.G hereof.

                    3. “Incentive Stock Option” means an option granted under Section 3 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                    4. “Non-Qualified Stock Option” means an option granted under Section 3 of the Plan that is not intended to be an Incentive Stock Option.

                    5. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                    6. “Restricted Stock” means any share of Common Stock granted under Section 6 of the Plan.

                    7. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

          E. Effective Date of Plan. The Plan was adopted by the Board on September 7, 2001 and will be effective upon its date of approval by the shareholders of the Company.

          F. Termination and Amendment of Plan. The Plan shall terminate on September 15, 2011. No Options, SARs, or Stock Grants shall be granted under the Plan after that date. Subject to the limitation contained in Section 2.H of the Plan, the Board or the Committee may at any time amend or revise the terms of the Plan, or terminate or discontinue the Plan, including the form and substance of the Options, SARs, and Stock Grants granted hereunder; provided, however, that, notwithstanding any other provision of the Plan or any Award agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that: (i) absent such approval, would cause Rule 16b-3 to become unavailable with respect to the Plan; (ii) requires the approval of the Company’s shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; or (iii) requires the approval of the Company’s shareholders under the Code in order to permit Incentive Stock Options to be granted under the Plan or is required under Section 162(m) of the Code.

          G. Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of Common Stock or securities through merger, consolidation, combination, exchange of shares, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options, SARs, and Stock Grants may be granted under the Plan or which may be granted to any one individual. A corresponding adjustment shall be made to the number or kind of shares allocated to unexercised Options and SARs, or portions thereof, and to unvested Options, SARs, and Stock Grants granted prior to any such change. Any such adjustment in outstanding Options, SARs or Stock Grants shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Options, SARs or Stock Grants, but with a corresponding adjustment in the price for each share covered by the Options, SARs or Stock Grants.

          H. Prior Options and Obligations. No amendment, suspension or termination of the Plan shall, without the consent of the person who has received an Award, alter or impair any of that person’s Options or obligations under any Award granted under the Plan prior to that amendment, suspension or termination.

          I. Privileges of Stock Ownership. Notwithstanding the exercise of any Option or SAR, or the receipt of any Stock Grant, granted pursuant to the terms of the Plan, no person shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of stock until certificates representing such shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option or SAR, or pursuant to a Stock Grant, until there has been compliance with all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities.

          J. Reservation of Shares of Common Stock. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance of any Award or shares of its stock hereunder shall relieve the Company of any and all liability with respect to the nonissuance of the Award or the shares of Common Stock as to which the requisite authority shall not have been obtained.

          K. Tax Withholding. The exercise of any Option or SAR, and the receipt of any Stock Grant, is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding obligations under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or delivery or purchase of Common Stock pursuant thereto, then in such event, the exercise of an Option or SAR, or the receipt of a Stock Grant, shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. In order to assist a participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Common Stock otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes or (ii) delivering to the Company Common Stock other than Common Stock issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

          L. Fair Market Value. The “fair market value” shall mean, with respect to any property (including, without limitation, any Common Stock or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Common Stock on a given date shall be (i) the last sale price of the Common Stock as reported on the American Stock Exchange Composite on such date, if the Common Stock is then quoted on the American Stock Exchange Composite or (ii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange.

          M. Prohibition on Option Repricing. The Committee shall not reduce the exercise price of any outstanding Option or other Award, whether through amendment, cancellation or replacement grants, or any other means, without shareholder approval.

          N. Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     Section 3. Options.

          A. Option Price. The option price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be determined by the Committee at the time of the grant of the Option, provided that with respect to an Incentive Stock Option, the option price shall not be less than the fair market value on the date of grant. Such option price may be less than the fair market value of the Company’s Common Stock on the date of grant, but in no event shall the option price be less than fifty percent (50%) of the fair market value of the Common Stock on the date of grant.

          B. Exercise of Options. Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative, as determined by the Committee. No option may be exercised for a fraction of a share of Common Stock. The Committee shall determine the method or methods by which, and the form or forms (including, without limitation, cash, Common Stock, other securities, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          C. Acceleration of Options. Notwithstanding the first sentence of Section 3.B of the Plan, if the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of Common Stock subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the shareholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather is terminated, canceled or expires, the Options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

          D. Written Notice Required. Any Option granted pursuant to the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

     Section 4. Reload Options. Concurrently with the award of Options under the Plan, the Committee may authorize reload options (“Reload Options”) to purchase, for cash or shares, the number of shares of Common Stock used to exercise the underlying Option.

          A. Reload Option Amendment. Each notice evidencing the grant of an Option shall state whether the Committee has authorized Reload Options with respect to the underlying Option. Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the notice of grant of the underlying Option. Reload Options shall be subject to the terms and conditions in the underlying option agreement and shall be subject to the terms and conditions set forth in the Plan.

          B. Reload Option Price. The option price per share of Common Stock deliverable upon exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying Option.

          C. Term and Exercise. Each Reload Option is fully exercisable from the date of exercise of the underlying Option and shall remain exercisable for the remaining term of the underlying Option. Reload Options may be exercised in the same manner as the underlying Options in accordance with the Plan.

          D. Termination of Employment. No additional Reload Options shall be granted to participants in the Plan when an Option or Reload Option is exercised pursuant to the terms of the Plan following termination of the participant’s employment or the cessation of the participant’s service to the Company as a director, consultant or independent contractor.

     Section 5. Stock Appreciation Rights. The Committee may, from time to time in its sole discretion, grant SARs in addition to or in conjunction with Options granted hereunder, either at the time of the grant of the Options or at any subsequent time during the term of the Options. Subject to the terms of the Plan, the Committee shall determine and designate the recipients of SARs, the date SARS are granted, the number of shares subject to SARs, the duration of each SAR, and whether SARs are alternative to any previously or contemporaneously granted Option or Reload Option (“Related Options”). SARs shall be subject to the terms and conditions and evidenced by agreements in the form determined from time to time by the Committee.

          A. Value of SARs. SARs shall entitle their holders to receive (i) the excess of the fair market value of a share of the Company’s Common Stock on the date of exercise over a specified price fixed by the Committee, which price may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant, multiplied by (ii) the number of shares as to which the holder is exercising the SAR. Subject to the terms of the Plan, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions shall be as determined by the Committee.

          B. Duration. The term of a SAR granted as an alternative to an Option will be the same as the term of its Related Option; upon exercise of the SAR, the Related Option will terminate, and upon exercise of the Related Option, the SAR will terminate. The term of a SAR granted in addition to an separately from any Option shall be specified by the Committee at the time such SAR is granted.

          C. Exercise of SARs. SARs may be exercised according to their terms by providing written notice to the Company at any time prior to the expiration of the SAR. No SAR may be exercised for a fraction of a share of Common Stock. If the SAR is alternative to an Option, the Related Option shall be deemed terminated to the extent the SAR is exercised.

     Section 6. Stock Grants. The Committee may, from time to time in its sole discretion, grant Awards of Restricted Stock to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

1. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Recipients of Stock Grants may not be required to pay for the acquisition of the Common Stock, but will be subject to tax consequences and resale restrictions.

2. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

3. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all shares of Restricted Stock at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

     Section 7. Grants to Outside Directors. Except as provided in Section 2.D hereof, the Committee shall have no discretion to determine the amount, price or timing of grants of Options to directors who are not employees of the Company. Grants of Options hereunder to directors who are not employees of the Company shall be granted automatically on the day of the annual meeting of the Company’s shareholders of each year during the term of the Plan without further action by the Committee, beginning as of the 2001 annual meeting of shareholders (subject to stockholder approval of the Plan). Each such grant shall be for a non-qualified Option to purchase 15,000 shares of the Company’s Common Stock. The exercise price for Options granted to outside directors shall be 100% of the fair market value of the Common Stock on the date of grant. Each Option granted in accordance with this Section shall include authorization for a Reload Option in accordance with Section 4 of the Plan.

     Section 8. Terms and Conditions May Differ. The terms and conditions of Awards granted under the Plan may differ as the Committee shall in its discretion determine so long as all Awards satisfy the requirements of the Plan.

     Section 9. Duration of Options and SARs. Each Option and each SAR granted pursuant to the Plan shall expire on the date determined by the Committee which shall be not later than ten (10) years after the date of grant and shall be subject to early termination as provided in the Plan. Subject to the foregoing, Options granted to outside directors pursuant to Section 7 hereof shall be fully vested on the date of grant and shall be exercisable for a period of ten (10) years.

     Section 10. Limitations on Acquiring Voting Stock. No Award may be granted to persons who are not officers or directors of the Company if such Award would cause that person to hold, beneficially or of record, in excess of 5% of the outstanding voting stock of the Company.

     Section 11. Limits On Transfer of Awards. No Award and no right under any such Award shall be assignable, alienable, salable or transferable by a Participant otherwise than by will or by the descent and distribution; provided, however, that a Participant may, in the manner established by the Committee designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

     Section 12. Rule 16b-3 Six-Month Limitations. To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

     Section 13. Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each recipient of an Award hereunder shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued hereunder restricting the transferability of such shares as required by law, the Award, or by the Plan.

     Section 14. Employment. Each recipient of an Award, if requested by the Committee, must agree in writing as a condition of the granting of his or her Award, to remain in the employ of the Company or to remain as a consultant to the Company, or any of its subsidiaries, following the date of the granting of that Award for a period or periods specified by the Committee, which period(s) shall in no event exceed an aggregate of four (4) years. Nothing in the Plan or in any Award granted hereunder shall confer upon any Award recipient and right to continued employment or retainer by the Company or any of its Subsidiaries, or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment of consulting arrangement.

     Section 15. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

     Section 16. Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

     Section 17. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments for the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     Section 18. No Fractional Common Stock. No fractional Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Common Stock or whether such fractional Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

     Section 19. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

MERCURY AIR GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 7, 2001

     The undersigned shareholder of Mercury Air Group, Inc., a Delaware corporation (the “Company”), acting under the Delaware General Corporation law, hereby constitutes and appoints Joseph A. Czyzyk and Wayne J. Lovett, and each of them the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on November 7, 2001 at 9:00 a.m., Pacific Standard Time, at the principal office of the Company located at 5456 McConnell Avenue, Los Angeles, California 90066 and at any adjournments thereof, and in connection therewith to vote and represent all of the shares of Common Stock of the Company which the undersigned would be entitled to vote, as specified on the reverse side.

     Said attorney and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Meeting and hereby ratifies and confirms that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to matters incident to the solicitation of this Proxy; and with respect to the election of any person as a director if a bona fide nominee for that office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

IMPORTANT — PLEASE SIGN ON THE OTHER SIDE

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF SHAREHOLDERS
MERCURY AIR GROUP, INC.

NOVEMBER 7, 2001

Please Detach and Mail in the Envelope Provided

A [X]	Please mark your vote as in this example.

		FOR	WITHHOLD
		all nominees	authority
		(except as marked to	to vote for
		the contrary below).	all nominees
1.	To elect five directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.	[ ]	[ ]

Nominees:
  Philip J. Fagan, Jr., M.D.
  Joseph A. Czyzyk
  Fredrick H. Kopko, Jr.
  Harold T. Bowling
  Gary J. Feracota

Instruction: To withhold authority to vote for any
nominee, write that nominee’s name in the space provided.

		FOR	AGAINST	ABSTAIN

2.	To consider and vote upon a proposal to adopt the Company’s 2001 Stock Incentive Plan (the “2001 Stock Incentive Plan”) pursuant to which 1,000,000 shares of common stock, $.01 par value (“Common Stock”), of the Company will be reserved for issuance pursuant to options to be granted to directors, officers, employees and consultants under such plan.	[ ]	[ ]	[ ]

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

A MAJORITY OF THE NAMED PROXIES PRESENT AT THE MEETING, EITHER IN PERSON OR BY SUBSTITUTE (OR IF ONLY ONE THEREOF SHALL BE PRESENT AND ACT, THEN THAT ONE), SHALL HAVE AND EXERCISE ALL THE POWERS OF SAID PROXIES HEREUNDER. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED BELOW. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY FOR THE NOMINEES AND PROPOSALS NAMED ABOVE.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement and a copy of the Company’s Annual Report to Shareholders for the year ended June 30, 2001.

Check here if you plan to attend the Meeting. [   ]

Shareholder’s Signature(s)	DATE

IMPORTANT. Sign your name or names on the signature line in the same way it is stenciled on this proxy.